Exhibit 99.1

FB Financial Corporation Reports Strong 2019 Second Quarter Results

Reported diluted EPS of $0.59 with ROAA of 1.30% and ROATCE of 14.4%

Adjusted diluted EPS of $0.70 with ROAA of 1.54% and ROATCE of 17.0%

NASHVILLE, Tenn.--(BUSINESS WIRE)--July 22, 2019--FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $18.7 million, or $0.59 per diluted common share, for the second quarter of 2019, compared to net income of $22.1 million, or $0.70 per diluted common share, for the second quarter of 2018. On an adjusted basis, excluding merger and mortgage restructuring expenses, net income per diluted common share was $0.70 for the second quarter of 2019 compared to $0.66 for the first quarter of 2019 and $0.72, excluding secondary offering expenses, for the second quarter of 2018.

President and Chief Executive Officer, Christopher T. Holmes stated, “Our team continues building on our momentum by delivering outstanding service to our clients and seizing the opportunities available to us. To that end, we welcomed our new associates and customers from Atlantic Capital Bank in East Tennessee and North Georgia following a successful integration. We are pleased with every aspect of that addition to FirstBank.”

Holmes further commented, “In addition to the acquisition results, during the second quarter we remained focused on organic growth and profitability. Our organic loan growth was 13.5% during the quarter with a net interest margin of 4.39% while we kept deposit costs flat. Additionally, we delivered an adjusted ROAA 1.54% and adjusted ROATCE of 17.0%.”

On April 5, 2019, FirstBank completed the acquisition of 14 branches from Atlantic Capital Bank, N.A. The acquisition of the branches added $588.9 million in customer deposits and $375.0 million in net loans to the Company's balance sheet. The results of the acquired branches have been included after April 5, 2019. Additionally, on June 7, 2019, the Company completed the sale of its third party origination mortgage delivery channel and expects to complete the sale of its correspondent mortgage lending channel in August.

Performance Summary

	2019		2018	Annualized
(dollars in thousands, expect per share data)	Second Quarter	First Quarter	Second Quarter	2Q19 / 1Q19 % Change	2Q19 / 2Q18 % Change
Balance Sheet Highlights
Investment securities	$678,457	$670,835	$611,435	4.6%	11.0%
Loans - held for sale	294,699	248,054	374,916	75.4%	(21.4)%
Loans - held for investment (HFI)	4,289,516	3,786,791	3,415,575	53.2%	25.6%
Allowance for loan losses	30,138	29,814	26,347	4.4%	14.4%
Total assets	5,940,402	5,335,156	4,923,249	45.5%	20.7%
Customer deposits	4,812,962	4,242,349	3,844,009	53.9%	25.2%
Brokered and internet time deposits	29,864	60,842	65,854	(204.2)%	(54.7)%
Total deposits	4,842,826	4,303,191	3,909,863	50.3%	23.9%
Borrowings	257,299	229,178	342,893	49.2%	(25.0)%
Total shareholders' equity	718,759	694,577	630,959	14.0%	13.9%
Tangible book value per share*	$17.18	$17.73	$15.66
Tangible common equity to tangible assets*	9.2%	10.5%	10.1%

* Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued July 22, 2019 for a reconciliation and discussion of this non-GAAP measure.

	2019		2018
(dollars in thousands, except share data)	Second Quarter	First Quarter	Second Quarter
Results of operations
Net interest income	$57,023	$53,016	$51,517
NIM	4.39%	4.61%	4.81%
Provision for loan losses	$881	$1,391	$1,063
Net charge-off (recovery) ratio	0.05%	0.06%	(0.11)%
Noninterest income	$32,979	$29,039	$35,763
Mortgage banking income	$24,526	$21,021	$28,544
Total revenue	$90,002	$82,055	$87,280
Noninterest expenses	$64,119	$55,101	$56,358
Merger and mortgage restructuring expenses	$4,612	$1,675	$—
Efficiency ratio	71.2%	67.2%	64.6%
Core efficiency ratio*	65.9%	64.9%	63.4%
Banking segment core efficiency ratio*	58.5%	54.7%	54.4%
Pre-tax income	$25,002	$25,563	$29,859
Total mortgage banking pre-tax contribution, adjusted*	$2,563	$727	$3,161
Net income	$18,688	$19,588	$22,065
Diluted earnings per share	$0.59	$0.62	$0.70
Effective tax rate	25.3%	23.4%	26.1%
Net income, adjusted*	$22,098	$20,826	$22,736
Diluted earnings per share, adjusted*	$0.70	$0.66	$0.72
Weighted average number of shares outstanding- fully diluted	31,378,018	31,349,198	31,294,044
Actual shares outstanding - period end	30,865,636	30,852,665	30,683,353
Returns on average:
Assets ("ROAA")	1.30%	1.54%	1.86%
Adjusted*	1.54%	1.63%	1.91%
Equity ("ROAE")	10.6%	11.6%	14.4%
Tangible common equity ("ROATCE")*	14.4%	14.8%	19.0%
Adjusted*	17.0%	15.7%	19.6%

* Certain measures are considered non-GAAP financial measures. See "Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as "Use of non-GAAP Financial Measures" and the Appendix in the Earnings Release Presentation issued July 22, 2019 for a reconciliation and discussion of this non-GAAP measure.

Strong Growth Delivers Expected NIM

The Company grew loans (HFI) by $502.7 million during the second quarter of 2019, including $375.0 million from the branch acquisition, or 13.5% annualized on an organic basis. As expected, contractual loan yields decreased from 5.69% in the first quarter to 5.57% in the second quarter, primarily related to the acquired loans from the branch acquisition.

During the second quarter of 2019, the Company grew customer deposits by $570.6 million, including $588.9 million from the branch acquisition. Overall, deposits, excluding the acquired deposits, decreased slightly as the Company deployed approximately $171.0 million of excess liquidity from the branch acquisition to fund loan growth for the quarter. The Company maintained its cost of deposits level at 114 basis points from the first quarter of 2019. Loans (HFI) to deposits slightly increased from 88.0% last quarter to 88.6% this quarter.

The Company’s net interest margin (“NIM”) was 4.39% for the second quarter of 2019, compared to 4.61% and 4.81% for the first quarter of 2019 and the second quarter of 2018, respectively. Accretion related to purchased loans and nonaccrual interest contributed 17 basis points to the NIM in the second quarter of 2019 compared to 17 and 20 basis points for the first quarter of 2019 and the second quarter of 2018, respectively. The NIM, adjusted for accretion and nonaccrual interest of 4.22% was the mid-point of the range previously disclosed by management.

Noninterest Income Improves with Mortgage Results

Noninterest income was $33.0 million for the second quarter of 2019, compared to $29.0 million for the first quarter of 2019 and $35.8 million for the second quarter of 2018. Mortgage banking income was $24.5 million for the second quarter of 2019, compared to $21.0 million for the first quarter of 2019 and $28.5 million for the second quarter of 2018. Interest rate lock commitment volume totaled $1.82 billion in the second quarter of 2019 compared to $1.36 billion in the first quarter of 2019 and $1.98 billion in the second quarter of 2018, benefiting from the lower rate environment for most of the quarter.

During the second quarter of 2019, the Company’s total mortgage direct contribution was $2.6 million, excluding mortgage restructuring expenses of $0.8 million, compared to the $0.7 million contribution, excluding mortgage restructuring expense of $1.1 million in the first quarter of 2019. As expected, the lower interest rate environment increased production and margins in retail and Consumer Direct delivery channels, increasing mortgage banking income by $6.1 million in the second quarter of 2019 compared with the previous quarter. Partially offsetting this increase was a $2.6 million decline in mortgage servicing income, included in mortgage banking revenues, due to the sale of $29.2 million of MSRs in the first quarter of 2019 and a $1.5 million net change in the fair value of the MSRs related to prepayments.

Holmes commented, “With the exit of the TPO and correspondent origination channels, we are focusing our efforts and resources on the retail and Consumer Direct origination channels. These origination channels are well aligned with our strategic plan and provide more reliable financial results over time.”

Noninterest Expenses Remain Under Control

Noninterest expense was $64.1 million for the second quarter of 2019, compared to $55.1 million for the first quarter of 2019 and $56.4 million for the second quarter of 2018. Adjusted for merger and mortgage restructuring expenses, noninterest expense was $59.5 million for the second quarter of 2019 and $53.4 million for the first quarter of 2019. The increase from the first quarter was primarily driven by expected operating expenses from the branch acquisition and higher mortgage production.

Gordon stated, “Noninterest expenses remained under control in our banking business while increased mortgage sales volume led to an increase in mortgage noninterest expenses. Our core efficiency ratio was 65.9%, reflecting realized cost savings from the branch acquisition, ongoing expense management and continuing investments in our people, technology and operations.”

Asset Quality Remains Strong

During the second quarter of 2019, the Company recognized a provision for loan losses of $0.9 million, reflecting loan growth, renewals of previously acquired loans, stable credit metrics and net charge-offs of 0.05% of average loans. The Company's nonperforming assets at June 30, 2019, were 0.59% of total assets compared to 0.57% at March 31, 2019. Nonperforming loans were 0.43% of loans held for investment at June 30, 2019, compared to 0.41% at March 31, 2019.

Capital Positioned for Growth

“Our earnings continue to drive strong capital levels capable of sustaining our growth. With our tangible common equity at 9.2%, our capital levels easily accommodate our quarterly cash dividend of eight cents per share. The deployment of excess capital through the completed branch acquisition and continual profitability improved our adjusted return on average tangible equity to 17.0% this quarter from 15.7% last quarter,” commented Gordon.

Summary

“Overall, our Company continues to produce strong financial results by delivering solid organic growth and profitability while being opportunistic on the acquisition front. We remain committed to helping our customers and associates achieve their goals while providing shareholders outstanding returns,” Holmes concluded.

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of FB Financial Corporation’s earnings conference call will begin at 8:00 a.m. CT on Tuesday, July 23, 2019, and the conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/31026. An online replay will be available approximately an hour following the conclusion of the live broadcast.

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 65 full-service bank branches across Tennessee, North Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $5.9 billion in total assets.

SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION

Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on July 22, 2019.

BUSINESS SEGMENT RESULTS

The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of our business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018, and investors are encouraged to review that discussion in conjunction with this Earnings Release.

FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements in some cases through the use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions regarding the outlook for our future business and financial performance.

These forward-looking statements include, without limitation, statements relating to FB Financial’s assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, short and long-term performance goals, prospects, results of operations, strategic initiatives, and the timing, benefits, as well as statements relating to the anticipated benefits and financial impact of FB Financial’s mortgage segment restructuring and the acquisition by FirstBank of the Atlantic Capital branches, including: acceptance by the customers of the acquired Atlantic Capital branches of FB Financial’s products and services, the opportunities to enhance market share in certain markets, market acceptance of FB Financial generally in new markets, expectations regarding future investment in the acquired Atlantic Capital branches’ markets and the integration of the acquired Atlantic Capital branches’ operations, disposition, and other growth opportunities. Forward-looking statements are based on the information known to, and current beliefs and expectations of, FB Financial’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this release including, without limitation: FB Financial's ability to achieve the anticipated benefits and cost synergies of the mortgage segment restructuring; the possibility that any of the anticipated benefits of the Atlantic Capital acquisition will not be fully realized or will not be realized within the expected time period; the risk that integration of the acquired Atlantic Capital branches’ operations with those of FB Financial or will be more costly than expected; the effect of the announcement of the closing of the Atlantic Capital acquisition on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers); general competitive, economic, political and market conditions and fluctuations; and the other risk factors set forth in our December 31, 2018 Form 10-K, filed with the Securities and Exchange Commission on March 12, 2019, under the captions “Cautionary note regarding forward-looking statements” and “Risk factors”. Many of these factors are difficult to foresee and are beyond our ability to control or predict. We believe the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES

This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted net income, adjusted diluted earnings per share, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average assets and equity and core total revenue. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted measures. The corresponding Supplemental Financial Information and Earnings Release Presentation also presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on tangible common equity, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.

The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued July 22, 2019, for a discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2019		2018
	Second Quarter	First Quarter	Second Quarter
Statement of Income Data
Total interest income	$71,719	$65,933	$59,043
Total interest expense	14,696	12,917	7,526
Net interest income	57,023	53,016	51,517
Provision for loan losses	881	1,391	1,063
Total noninterest income	32,979	29,039	35,763
Total noninterest expense	64,119	55,101	56,358
Net income before income taxes	25,002	25,563	29,859
Income tax expense	6,314	5,975	7,794
Net income	$18,688	$19,588	$22,065
Net interest income (tax—equivalent basis)	$57,488	$53,461	$51,909
Net income, adjusted*	$22,098	$20,826	$22,736
Per Common Share
Diluted net income	$0.59	$0.62	$0.70
Diluted net income, adjusted*	0.70	0.66	0.72
Book value	23.29	22.51	20.56
Tangible book value*	17.18	17.73	15.66
Weighted average number of shares outstanding- fully diluted	31,378,018	31,349,198	31,294,044
Period-end number of shares	30,865,636	30,852,665	30,683,353
Selected Balance Sheet Data
Cash and cash equivalents	$164,336	$195,414	$104,417
Loans held for investment (HFI)	4,289,516	3,786,791	3,415,575
Allowance for loan losses	(30,138)	(29,814)	(26,347)
Loans held for sale	294,699	248,054	374,916
Investment securities, at fair value	678,457	670,835	611,435
Other real estate owned, net	15,521	12,828	14,639
Total assets	5,940,402	5,335,156	4,923,249
Customer deposits	4,812,962	4,242,349	3,844,009
Brokered and internet time deposits	29,864	60,842	65,854
Total deposits	4,842,826	4,303,191	3,909,863
Borrowings	257,299	229,178	342,893
Total shareholders' equity	718,759	694,577	630,959
Selected Ratios
Return on average:
Assets	1.30%	1.54%	1.86%
Shareholders' equity	10.6%	11.6%	14.4%
Tangible common equity*	14.4%	14.8%	19.0%
Average shareholders' equity to average assets	12.3%	13.2%	12.9%
Net interest margin (NIM) (tax-equivalent basis)	4.39%	4.61%	4.81%
Efficiency ratio (GAAP)	71.2%	67.2%	64.6%
Core efficiency ratio (tax-equivalent basis)*	65.9%	64.9%	63.4%
Loans HFI to deposit ratio	88.6%	88.0%	87.4%
Total loans to deposit ratio	94.7%	93.8%	96.9%
Yield on interest-earning assets	5.52%	5.73%	5.51%
Cost of interest-bearing liabilities	1.54%	1.52%	0.96%
Cost of total deposits	1.14%	1.14%	0.62%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans HFI	0.70%	0.79%	0.77%
Net charge-off's (recoveries) as a percentage of average loans HFI	0.05%	0.06%	(0.11)%
Nonperforming loans HFI as a percentage of total loans HFI	0.43%	0.41%	0.26%
Nonperforming assets as a percentage of total assets	0.59%	0.57%	0.52%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	12.1%	13.0%	12.8%
Tangible common equity to tangible assets*	9.2%	10.5%	10.1%
Tier 1 capital (to average assets)	10.0%	11.5%	10.9%
Tier 1 capital (to risk-weighted assets)	11.0%	12.7%	11.3%
Total capital (to risk-weighted assets)	11.6%	13.4%	11.9%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	10.4%	12.0%	10.6%

*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of Non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these Non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019		2018
Net income, adjusted	Second Quarter	First Quarter	Second Quarter
Pre-tax net income	$25,002	$25,563	$29,859
Plus merger, offering, and mortgage restructuring expenses	4,612	1,675	671
Pre-tax net income, adjusted	$29,614	$27,238	$30,530
Income tax expense, adjusted	7,516	6,412	7,794
Net income, adjusted	$22,098	$20,826	$22,736
Weighted average common shares outstanding- fully diluted	31,378,018	31,349,198	31,294,044
Diluted earnings per share, adjusted
Diluted earnings per common share	$0.59	$0.62	$0.70
Plus merger, offering and mortgage restructuring expenses	0.15	0.05	0.02
Less tax effect	0.04	0.01	—
Diluted earnings per share, adjusted	$0.70	$0.66	$0.72

Net income, adjusted	YTD 2019	2018	2017
Pre-tax net income	$50,565	$105,854	$73,485
Plus merger, offering, and mortgage restructuring expenses	6,287	2,265	19,034
Pre tax net income, adjusted	56,852	108,119	92,519
Income tax expense, adjusted	13,927	26,034	34,749
Net income, adjusted	$42,925	$82,085	$57,770
Weighted average common shares outstanding- fully diluted	31,348,966	31,314,981	28,207,602

Diluted earnings per share, adjusted
Diluted earnings per share	$1.21	$2.55	$1.86
Plus merger, offering, and mortgage restructuring expenses	0.20	0.07	0.67
Less tax effect and benefit of enacted tax laws	0.05	0.01	0.48
Diluted earnings per share, adjusted	$1.36	$2.61	$2.05

	2019		2018
Core efficiency ratio (tax-equivalent basis)	Second Quarter	First Quarter	Second Quarter
Total noninterest expense	$64,119	$55,101	$56,358
Less merger, offering, and mortgage restructuring expenses	4,612	1,675	671
Core noninterest expense	$59,507	$53,426	$55,687
Net interest income (tax-equivalent basis)	$57,488	$53,461	$51,909
Total noninterest income	32,979	29,039	35,763
Less gain (loss) on sales or write-downs of other real estate owned and other assets	94	152	(132)
Less gain (loss) from securities, net	52	43	(42)
Core noninterest income	32,833	28,844	35,937
Core revenue	$90,321	$82,305	$87,846
Efficiency ratio (GAAP)(a)	71.2%	67.2%	64.6%
Core efficiency ratio (tax-equivalent basis)	65.9%	64.9%	63.4%

(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019		2018
Banking segment core efficiency ratio (tax equivalent)	Second Quarter	First Quarter	Second Quarter
Core consolidated noninterest expense	$59,507	$53,426	$55,687
Less Mortgage segment core noninterest expense	17,835	17,486	19,582
Core Banking segment noninterest expense	41,672	35,940	36,105
Core revenue	90,321	82,305	87,846
Less Mortgage segment total revenue	19,119	16,658	21,498
Core Banking segment total revenue	$71,202	$65,647	$66,348
Banking segment core efficiency ratio	58.5%	54.7%	54.4%
(tax-equivalent basis)

Mortgage segment core efficiency ratio
(tax equivalent)
Mortgage segment noninterest expense	$18,664	$18,540	$19,582
Less mortgage restructuring expense	829	1,054	—
Core Mortgage segment noninterest expense	$17,835	$17,486	$19,582
Mortgage segment total revenue	$19,119	$16,658	$21,498
Mortgage segment core efficiency ratio
(tax-equivalent basis)	93.3%	N/A	91.1%

	2019		2018
Mortgage contribution, adjusted	Second Quarter	First Quarter	Second Quarter
Mortgage segment pre-tax net contribution	$455	$(1,882)	$1,916
Retail footprint:
Mortgage banking income	5,451	4,386	6,894
Mortgage banking expenses	4,172	2,831	5,649
Retail footprint pre-tax net contribution	1,279	1,555	1,245
Total mortgage banking pre-tax net (loss) contribution	$1,734	$(327)	$3,161
Plus mortgage restructuring expense	829	1,054	—
Total mortgage banking pre-tax net contribution (loss), adjusted	$2,563	$727	$3,161
Pre-tax net income	$25,002	$25,563	$29,859
% total mortgage banking pre-tax net contribution	6.9%	N/A	10.6%
Pre-tax net income, adjusted	$29,614	$27,238	$30,530
% total mortgage banking pre-tax net contribution, adjusted	8.7%	2.7%	10.4%

	2019		2018
Tangible assets and equity	Second Quarter	First Quarter	Second Quarter
Tangible Assets
Total assets	$5,940,402	$5,335,156	$4,923,249
Less goodwill	168,486	137,190	137,190
Less intangibles, net	19,945	10,439	13,203
Tangible assets	$5,751,971	$5,187,527	$4,772,856
Tangible Common Equity
Total shareholders' equity	$718,759	$694,577	$630,959
Less goodwill	168,486	137,190	137,190
Less intangibles, net	19,945	10,439	13,203
Tangible common equity	$530,328	$546,948	$480,566
Common shares outstanding	30,865,636	30,852,665	30,683,353
Book value per common share	$23.29	$22.51	$20.56
Tangible book value per common share	$17.18	$17.73	$15.66
Total shareholders' equity to total assets	12.1%	13.0%	12.8%
Tangible common equity to tangible assets	9.2%	10.5%	10.1%
Net income	$18,688	$19,588	$22,065
Return on tangible common equity	14.1%	14.5%	18.4%

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019		2018
Return on average tangible common equity	Second Quarter	First Quarter	Second Quarter
Total average shareholders' equity	$708,557	$684,545	$615,950
Less average goodwill	167,781	137,190	137,190
Less average intangibles, net	20,214	10,856	13,615
Average tangible common equity	$520,562	$536,499	$465,145
Net income	$18,688	$19,588	$22,065
Return on average tangible common equity	14.4%	14.8%	19.0%

	2019		2018
Return on average tangible common equity, adjusted	Second Quarter	First Quarter	Second Quarter
Average tangible common equity	$520,562	$536,499	$465,145
Net income, adjusted	22,098	20,826	22,736
Return on average tangible common equity, adjusted	17.0%	15.7%	19.6%

Return on average tangible common equity	YTD 2019	2018	2017
Total average shareholders' equity	$696,621	$629,922	$466,219
Less average goodwill	152,570	137,190	84,997
Less average intangibles, net	15,562	12,815	8,047
Average tangible common equity	$528,489	$479,917	$373,175
Net income	38,276	80,236	52,398
Return on average tangible common equity	14.6%	16.7%	14.0%

Return on average tangible common equity, adjusted	YTD 2019	2018	2017
Average tangible common equity	$528,489	$479,917	$373,175
Net income, adjusted	42,925	82,085	57,770
Return on average tangible common equity, adjusted	16.4%	17.1%	15.5%

	2019		2018
Return on average assets and equity, adjusted	Second Quarter	First Quarter	Second Quarter
Net income	$18,688	$19,588	$22,065
Average assets	5,771,371	5,174,918	4,763,991
Average equity	708,557	684,545	615,950
Return on average assets	1.30%	1.54%	1.86%
Return on average equity	10.6%	11.6%	14.4%
Net income, adjusted	$22,098	$20,826	$22,736
Return on average assets, adjusted	1.54%	1.63%	1.91%
Return on average equity, adjusted	12.5%	12.3%	14.8%

Return on average assets and equity, adjusted	YTD 2019	2018	2017
Net income	$38,276	$80,236	$52,398
Average assets	5,474,495	4,844,865	3,811,158
Average equity	696,621	629,922	466,219
Return on average assets	1.41%	1.66%	1.37%
Return on average equity	11.1%	12.7%	11.2%
Net income, adjusted	$42,925	$82,085	$57,770
Return on average assets, adjusted	1.58%	1.69%	1.52%
Return on average equity, adjusted	12.4%	13.0%	12.4%

Contacts

MEDIA CONTACT:
Jeanie M. Rittenberry
615-313-8328
jrittenberry@firstbankonline.com
www.firstbankonline.com

FINANCIAL CONTACT:
James R. Gordon
615-564-1212
jgordon@firstbankonline.com
investorrelations@firstbankonline.com